Exhibit 3.5

BY-LAWS

OF

THE PNC FINANCIAL SERVICES GROUP, INC.

Amended and Restated effective as of December 14, 2005

Article I. PRINCIPAL OFFICE

The principal office of the Corporation shall be located at One PNC Plaza, Pittsburgh, Pennsylvania.

Article II. SHAREHOLDERS

1.	Annual Meeting

1.1	Time and Place.

An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at 11 a.m. on the fourth Tuesday in April of each year, or on such other date or hour as may be fixed by the Board of Directors.

1.2	Nominations and Other Business.

(a) Nominations for the election of directors and other proposals for action at an annual meeting of shareholders may be made only (i) pursuant to the Corporation’s notice of such meeting, (ii) by the presiding officer, (iii) by or at the direction of a majority of the Board of Directors, or (iv) by one or more shareholders in accordance with applicable rules of the Securities and Exchange Commission and the provisions of this Section 1.2.

(b) A nomination for the election of a director or a proposal for action at an annual meeting may be made by a shareholder only if written notice of such nomination or proposal has been received by the Secretary of the Corporation at its principal office not later than (i) 90 days prior to such annual meeting (unless a different date for such notice has been stated in the Corporation’s most recent proxy materials distributed to shareholders), or (ii) if the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the date of such meeting. The first public disclosure of the date of any annual meeting of shareholders shall be when public disclosure of such meeting date is first made in a filing by the Corporation with the Securities and Exchange Commission, in any notice given to the New York Stock Exchange, or in a news release reported by any national news service.

(c) Each such notice from a shareholder shall set forth: (i) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (A) the name and address of such shareholder and of such beneficial owner, and (B) the class and number of shares of the Corporation which are owned of record and beneficially by such shareholder and such beneficial owner; and (ii) a representation that the shareholder is a beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

(d) Each notice of nomination for the election of a director from a shareholder also shall set forth: (i) the name and address of the person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iii) such other information regarding the nominee as would be required to be included in proxy materials filed under applicable rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (iv) the written consent of the nominee to serve as a director of the Corporation if so elected.

(e) Each notice of a proposal for action at an annual meeting from a shareholder also shall set forth a brief description of the proposal, the reasons for making such proposal, and any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal.

(f) The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of the foregoing procedures.

2.	Special Meetings

Special meetings of the shareholders may be called, at any time, only by the Board of Directors, the Chairman of the Board, the President, or a Vice Chairman of the Board. Only business brought before the meeting (a) pursuant to the Corporation’s notice of such meeting, (b) by the presiding officer, or (c) by or at the direction of a majority of the Board of Directors, shall be conducted at a special meeting of the shareholders.

3.	Place of Meetings

Meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

4.	Notice of Meetings

Written notice of every meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting, unless a greater period of notice is required by law. The notice shall state the day, time and place of such meeting and the general nature of the business to be transacted. Notice of a meeting may be waived in writing and attendance at a meeting shall itself constitute a waiver of notice of the meeting.

5.	Quorum

The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. At a duly organized meeting, except as may be otherwise specified in the Articles of Incorporation or provided by law, each matter shall be decided upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

6.	Record Date

The Board of Directors may fix a record date not more than ninety days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect. Only such shareholders as shall be shareholders of record at the close of business on the record date shall be entitled to notice of, or to vote at such meeting or to receive such allotment of rights or to exercise such rights, as the case may be.

Article III. DIRECTORS

1.	Board of Directors

The business and offices of the Corporation shall be managed by the Board of Directors, which shall consist of not less than five nor more than thirty-six members as shall be established from time to time by the Board of Directors.

2.	Term of Office

After elected by the shareholders, directors shall hold office until the next succeeding annual meeting and until their successors shall have been elected and qualified.

3.	Vacancy

Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum, and any director so elected shall serve until the next annual meeting of the shareholders and until a successor shall have been elected and qualified.

4.	Organization

As soon as practicable after the annual meeting of shareholders at which they were elected, the Board of Directors shall meet for the purpose of electing officers and the transaction of such other business as may be properly brought before the meeting.

5.	Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such times and at such places as the Board of Directors, by resolution, shall establish. When a regular meeting falls on a business holiday, it shall be held on the preceding or next following business day, as the Chief Executive Officer shall select.

6.	Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, or at the written request of any three directors. Notice of special meetings shall be given to each director personally or in writing, or by telephone, not later than during the day immediately preceding the day of such meeting and shall include the general nature of the business to be transacted at the meeting.

7.	Quorum

A majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. One or more directors may participate in a meeting of the Board of Directors, or in a meeting of a Committee of the Board of Directors by means of communication facilities enabling all persons participating in the meeting to hear each other.

8.	Action Without a Meeting

Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a written consent or consents setting forth the action so taken is signed by all the directors and filed with the Corporate Secretary.

9.	Compensation of Directors

Directors shall be compensated for their services and reimbursed for their meeting attendance expenses, in such manner and at such time as the Board of Directors may determine.

Article IV. OFFICERS

1.	Designation

The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Chairmen, one or more Vice Presidents of whom one or more may be designated Senior Executive Vice President, Executive Vice President or Senior Vice President, a Corporate Secretary, a Treasurer, a Controller, a General Auditor and such other officers, as the Board of Directors, the Chairman, the President, or the Vice Chairman may from time to time designate. The Board of Directors shall designate from among the Chairman of the Board, President, and Vice Chairmen, one of those officers to be the Chief Executive Officer. All officers having the rank of Senior Vice President or higher shall be elected by the Board of Directors and shall hold office during the pleasure of the Board of Directors. All other officers shall be appointed by the Chief Executive Officer, or, in his absence, by such other officer or officers as may be designated by the Board of Directors, and such appointments shall be reported to the Board of Directors.

2.	Responsibilities of the Senior Officers

2.1	Chief Executive Officer

The Chief Executive Officer of the Corporation shall preside at all meetings of the shareholders and the Board of Directors, and shall be ex officio a member of all Committees except the Audit Committee, the Nominating and Governance Committee, and the Personnel and Compensation Committee. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have the general supervision of the policies, business and operations of the Corporation, and of the other officers, agents and employees of the Corporation and, except as otherwise provided in these By-Laws or by the Board of Directors, shall have all the other powers and duties as are usually incident to the Chief Executive Officer of a corporation. In the absence of the Chief Executive Officer, his or her rights shall be held and duties shall be performed by such other officer or officers as shall be designated by the Board of Directors.

2.2	Chairman, President and Vice Chairman

The Chairman, the President and the Vice Chairman if not designated as the Chief Executive Officer shall have such duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

2.3	Vice Presidents

The Executive Vice Presidents, Senior Vice Presidents and the Vice Presidents, if such are elected, shall have the duties and powers as may from time to time be assigned to them by the Board of Directors, or by the Chief Executive Officer in the absence of any assignment by the Board of Directors. Any reference in these By-Laws to a Vice President will apply equally to an Executive Vice President or a Senior Vice President unless the context requires otherwise.

2.4	Treasurer

The Treasurer shall be responsible for the funding of the Corporation and for all moneys, funds, securities, fidelity and indemnity bonds and other valuables belonging to the Corporation; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

2.5	Corporate Secretary

The Corporate Secretary shall: attend the meetings of the shareholders, of the Board of Directors, of the Executive Committee, and of such other Board Committees, if any, as have not appointed another person as secretary of that Committee; keep minutes thereof in suitable minute books; have charge of the corporate records and papers and the corporate seal; have charge of the stock and transfer records of the Corporation; keep a record of all shareholders and give notices of all meetings of shareholders, special meetings of the Board of Directors and of its Committees; and have such other duties as the Board of Directors or the Chief Executive Officer shall assign.

2.6	Controller

The Controller, if a Controller is elected, shall cause to be kept proper records of the transactions of the Corporation; shall be responsible for the preparation of financial and tax reports required of the Corporation; and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or by the Chief Executive Officer.

2.7	General Auditor

The General Auditor shall have charge of auditing the books, records and accounts of the Corporation and shall report directly to the Audit Committee of the Board of Directors.

2.8	Assistant Officers

Each assistant officer as shall be elected shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chief Executive Officer, or the officer to whom he is assistant, may from time to time assign to him.

3.	Incumbency

Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in its best judgment, the best interest of the Corporation will be served thereby, without prejudice however to any contract rights the person so removed may have with the Corporation or any of its subsidiaries.

Article V. COMMITTEES

1.	Standing Committees

The standing committees of the Board of Directors shall be the Executive Committee, the Audit Committee, the Nominating and Governance Committee, the Personnel and Compensation Committee, and the Risk Committee.

1.1	Executive Committee

The Executive Committee shall consist of its chairman, who shall be the then serving chairman of the Nominating and Governance Committee unless another director is appointed by the Board of Directors upon the recommendation of the Nominating and Governance Committee, the Corporation’s Chief Executive Officer, and the then serving chairman of each other standing committee. The committee shall meet at such time or times as may be fixed by the Board of Directors, or upon the call of its chairman or the Chief Executive Officer. In the absence of the committee chairman, the Chief Executive Officer shall act as committee chairman unless the Board of Directors shall appoint some other director to act as committee chairman in such circumstances. In all instances which the committee shall deem necessary or appropriate, the Committee shall have and may exercise all of the powers and authority of the Board of Directors so far as may be permitted by law. All acts done and powers conferred by the committee from time to time shall be deemed to be, and may be certified as being, done and conferred under authority of the Board of Directors.

1.2	Audit Committee

The Board of Directors shall appoint the members of the Audit Committee annually upon the recommendation of the Nominating and Governance Committee. The Committee shall consist of not fewer than three directors and shall satisfy the requirements of Securities and Exchange Commission Rule 10A-3.

1.3	Nominating and Governance Committee

The Board of Directors shall appoint annually, upon the recommendation of the Nominating and Governance Committee, the members of the Nominating and Governance Committee, consisting of not fewer than three directors.

1.4	Personnel and Compensation Committee

The Board of Directors shall appoint annually, upon the recommendation of the Nominating and Governance Committee, the members of the Personnel and Compensation Committee, consisting of not fewer than three directors.

1.5	Risk Committee

The Board of Directors shall appoint annually, upon the recommendation of the Nominating and Governance Committee, the members of the Risk Committee, consisting of not fewer than three directors, including no more than one management director.

1.6	Charters; Committee Members’ Independence and Qualifications; Committee Chairmen and Vice Chairmen

The purpose and responsibilities of each standing committee shall be set forth in a written charter approved by the Board of Directors. Each standing committee shall review and reassess the adequacy of its charter annually and recommend to the Board of Directors any proposed changes to its charter. The charters of the Audit , Nominating and Governance, and Personnel and Compensation Committees shall address such matters as may be required by the corporate governance rules of the New York Stock Exchange and shall be published in a manner permitted by such rules.

Each director appointed to Audit, Nominating and Governance, and Personnel and Compensation Committees must have been affirmatively determined by the Board of Directors to be independent under the corporate governance rules of the New York Stock Exchange, and to meet such other standards of independence as may be prescribed by applicable federal banking, securities, and income tax laws and regulations, if any, relating to the duties and responsibilities of the particular committee or committees on which he or she shall serve, and must retain his or her independent status at all times while serving on the committee. Members of the Audit Committee must also possess the experience and qualifications required for audit committee members by the corporate governance rules of the New York Stock Exchange and applicable federal banking laws.

The chairman and vice chairman, if any, of each standing committee shall be appointed by the Board of Directors upon the recommendation of the Nominating and Governance Committee. The chairman and vice chairman, if any, of the Risk Committee must be appointed from among the independent directors then serving on the committee. Each standing committee may delegate to its chairman or vice chairman, if any, such powers and authority as the committee deems appropriate, provided that applicable laws and regulations do not require such powers and authority to be exercised by the committee as a whole or by a subcommittee of at least two committee members.

1.7	Joint Committees of the Corporation’s and PNC Bank, National Association’s Boards of Directors

Upon appropriate action by the Boards of Directors of the Corporation and PNC Bank, National Association, any committee authorized by these By-Laws other than the Executive Committee may be designated and function as a joint committee of both Boards of Directors. The title and charter of such a committee need not reflect its status as a joint committee unless both Boards of Directors expressly provide otherwise.

2.	Other Committees; Subcommittees

The Board of Directors may authorize the establishment of such other committees as it shall deem advisable from time to time and may delegate to such committees such powers and authority as it shall deem appropriate and as shall be permitted by applicable laws and regulations. The Board shall appoint the members of any such other committee or shall determine the manner in which such members shall be appointed. Unless otherwise stated in its charter, each committee shall have the authority to form and to delegate its powers and authority to subcommittees of one or more committee members to the extent permitted by applicable laws and regulations.

3.	Minutes

Minutes of the Executive Committee shall be submitted at a regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. All other committees shall keep minutes of their meetings which shall be accessible to inspection by the Board of Directors at all times.

4.	Rules of Procedure

Except as otherwise expressly provided for herein or in the committee’s charter, each committee may appoint a secretary, who need not be a director, adopt its own rules of procedure and, unless the Board of Directors has acted with respect thereto, determine the date, place and hour for its meetings. The Committee chairman or vice chairman may call a special meeting or reschedule a regular meeting if they deem it appropriate. In the absence of any other provision herein or in the committee’s charter to the contrary, a majority of the members of any committee shall constitute a quorum, and the action of a majority of the members in attendance at a committee meeting shall constitute the action of the body. Notice of meetings shall be given to each committee member personally, or in writing addressed to the address of the director appearing on the books of the Corporation, on or before the day preceding the meeting. Any action which may be taken at a meeting of a committee or subcommittee may be taken without a meeting if a written consent or consents setting forth the action so taken is signed by all members of the committee or subcommittee and filed with the Corporate Secretary.

5.	Special Appointments of Committee Members

In the absence or disqualification of any member of a committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any absent or disqualified member, provided that said director meets all of the qualifications for a member of that committee as set forth in these By-Laws and in the committee’s charter.

Article VI. STOCK CERTIFICATES

1.	Signatures

Certificates of stock of the Corporation shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, or any Vice President and shall be countersigned by the Corporate Secretary, the Treasurer, or any Assistant Corporate Secretary or Assistant Treasurer, and shall be sealed with the seal of the Corporation, which may be a facsimile. Where any such stock certificate is signed manually by a transfer agent or a registrar, the signatures of the officers may be facsimiles.

2.	Transfers

The shares of stock of the Corporation shall be transferable only on its books upon surrender of the stock certificate for such shares properly endorsed. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more such Transfer Agents and Registrars.

3.	Lost or Destroyed Certificates

If a stock certificate shall be lost, stolen or destroyed, the shareholder may file with the Corporation an affidavit stating the circumstances of the loss, theft or destruction and may request the issuance of a new certificate. He shall give to the Corporation a bond which shall be in such sum, contain such terms and provisions and have such surety or sureties as the Board of Directors may direct. The Corporation may thereupon issue a new certificate replacing the certificate lost, stolen or destroyed.

Article VII. DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION

1.	Limitation of Director Liability

A director of the Corporation shall, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, have no personal liability for monetary damages for any action taken, or any failure to take any action as a director, provided that this Section 1, Article VII shall not eliminate the liability of a director in any case where such elimination is not permitted by law.

2.	Indemnification

Each person who at any time is or shall have been a director or officer of the Corporation, or is serving or shall have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. The foregoing right of indemnification shall constitute a contract between the Corporation and each of its directors and officers and shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of shareholders or directors, or otherwise. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the laws of the Commonwealth of Pennsylvania.

The first (1st) paragraph of this Article VII, Section 2 provides indemnification only to persons who at any time are or shall have been (1) directors or officers of the Corporation or (2) directors or officers of the Corporation who are serving or shall have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person as described in (1) or (2) being a “Covered Person”).

In connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative or other, including without limitation an action by or in the right of the Corporation, in which a Covered Person was or is involved (as a party, a witness, by being threatened to be made a party, or otherwise) (each a “Proceeding”) for which the Covered Person may be entitled to indemnification under this Article VII, Section 2, the Corporation shall pay the expenses (including without limitation attorneys’ fees and expenses) incurred by such Covered Person in any such Proceeding in advance of final disposition of such Proceeding (an “advancement of expenses”) upon receipt by the Corporation of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such Covered Person is not entitled to be indemnified for such expenses under this Article VII, Section 2 or otherwise.

The Corporation will not, in connection with a Proceeding (or part thereof) initiated by a Covered Person, advance expenses to such person or, except as provided in the fifth (5th) paragraph of this Article VII, Section 2, indemnify such person pursuant to this Article VII, Section 2 unless the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

If a written claim for indemnification or advancement of expenses pursuant to this Article VII, Section 2 is not paid in full by the Corporation within sixty (60) days after such claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of any such claim, and if successful in whole or in part in any such suit, the claimant shall also be entitled to be paid the expenses of prosecuting such suit. It shall be a defense to any such suit (other than a suit to enforce a claim for advancement of expenses where the required undertaking has been received by the Corporation) that indemnification of the claimant would not be permitted by applicable law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of any suit seeking indemnification or advancement of expenses pursuant to this Article VII, Section 2 that indemnification or advancement of expenses is proper in the circumstances, nor a determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that indemnification or advancement of expenses is not proper in the circumstances, shall, in itself, create a presumption that the claimant is not entitled to indemnification or advancement of expenses pursuant to this Article VII, Section 2 or be a defense to any such suit.

If any provision or provisions of this Article VII, Section 2 are held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VII, Section 2 (including without limitation each portion of any paragraph of this Article VII, Section 2 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (2) to the full extent possible, the provisions of this Article VII, Section 2 (including without limitation each such portion of any paragraph of this Article VII, Section 2 containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

If a claimant is entitled to indemnification pursuant to the provisions of this Article VII, Section 2 for some or a portion of the expense, liability and loss incurred or suffered by such person in connection with any Proceeding but not for the total amount thereof, the Corporation shall indemnify the claimant for the portion thereof to which the claimant is entitled.

The rights to indemnification and advancement of expenses set forth in this Article VII, Section 2: (1) shall be contract rights and such rights shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of a Covered Person’s heirs, executors, administrators and legal representatives; and (2) shall not be deemed exclusive of any other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any charter provision, by-law, agreement, vote of shareholders or directors, or otherwise. Any repeal, amendment or modification of this Article VII, Section 2 or adoption of any other provision of the By-Laws or Articles of Incorporation of the Corporation which has the effect of limiting the rights set forth in this Article VII, Section 2 shall operate prospectively only and shall not affect any rights or obligations with respect to actions, omissions, circumstances or events occurring prior to the adoption of any such repeal, amendment or modification. Each Covered Person shall be deemed to be serving as such in reliance on the provisions of this Article VII, Section 2. Nothing in this Article VII, Section 2 shall require the Corporation to take any action that would be prohibited by applicable law.

3.	Indemnification of Employees and Agents

The Corporation may provide indemnification and advancement of expenses to any employee or agent of the Corporation up to the full extent of the provisions of Article VII, Section 2 of these By-Laws with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Article VIII. APPLICATION OF STATUTORY ANTI-TAKEOVER PROVISIONS

The following provisions of Title 15 of the Pennsylvania consolidated statutes shall not be applicable to the Corporation: (1) Subchapter G of Chapter 25; and (2) Subchapter H of Chapter 25.

Article IX. EXERCISE OF AUTHORITY DURING EMERGENCIES

The Board of Directors or the Executive Committee may from time to time adopt resolutions authorizing certain persons and entities to exercise authority on behalf of this Corporation in time of emergency, and in the time of emergency any such resolutions will be applicable, notwithstanding any provisions as to the contrary contained in these By-Laws.

Article X. CHARITABLE CONTRIBUTIONS

The Board of Directors may authorize contributions to community funds, or to charitable, philanthropic, or benevolent instrumentalities conducive to public welfare in such sums as the Board of Directors may deem expedient and in the interest of the Corporation.

Article XI. AMENDMENTS

These By-Laws may be altered, amended, added to or repealed by a vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors called for that purpose.